UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2010

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant As Specified in Charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 8, 2010, Boston Properties, Inc. announced that its operating partnership, Boston Properties Limited Partnership, agreed to sell $850.0 million of 4.125% senior unsecured notes due 2021 in an underwritten public offering through Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, US Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as joint book-running managers. The notes were priced at 99.26% of the principal amount to yield 4.213% to maturity. The notes will mature on May 15, 2021, unless earlier redeemed. The offering is expected to close on November 18, 2010.

A copy of the press release announcing the pricing of the public offering is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit
99.1	Press release announcing Boston Properties Limited Partnership’s pricing of a public offering of senior notes due in 2021, dated November 8, 2010 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on November 9, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc., its General Partner

Date: November 9, 2010	By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Senior Vice President, Chief Financial Officer